AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 2001
                                                   REGISTRATION NO. 333-______
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ---------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                                INVESTOOLS INC.
            (Exact name of Registrant as specified in its charter)

         DELAWARE                                          76-0685039
State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                       Identification Number)

                       5959 Corporate Drive, Suite 2000
                               Houston, TX 77036
              (Address of principal executive offices) (zip code)

         Telescan, Inc. Amended and Restated Amended Stock Option Plan
          Telescan, Inc. Amended and Restated 1995 Stock Option Plan
                     Telescan, Inc. 2000 Stock Option Plan
                    INVESTools, Inc. 1994 Stock Option Plan
                    INVESTools, Inc. 1999 Stock Option Plan
           ZiaSun Technologies, Inc. Amended 1999 Stock Option Plan
                    INVESTools Inc. 2001 Stock Option Plan
                           (Full title of the plan)
                             ---------------------
                                 Lee K. Barba
                            Chief Executive Officer
                                INVESTools Inc.
                       5959 Corporate Drive, Suite 2000
                               Houston, TX 77036
                    (Name and address of agent for service)
                                (281) 588-9700
         (Telephone number, including area code, of agent for service)
                             ---------------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section
          8(a) of the Securities Act of 1933 and Rule 462 thereunder.


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                                             Proposed          Proposed
                                                                             Maximum            Maximum          Amount of
                                                        Amount to be     Offering Price        Aggregate       Registration
        Title of Securities to be Registered            Registered(1)       per Share       Offering Price          Fee
------------------------------------------------------ ----------------- ----------------- ------------------ -----------------

Common stock, par value $0.01, to be issued pursuant
   to the: Telescan, Inc. Amended and Restated
   Amended Stock Option Plan                              50,489 shares      $10.31(2)      $  520,541.59(2)       $  124.28

Telescan, Inc. Amended and Restated 1995 Stock
   Option Plan                                           359,407 shares      $17.86(2)      $6,419,009.02(2)       $1,534.38

Telescan, Inc. 2000 Stock Option Plan                    389,117 shares      $ 2.00(2)      $  778,234   (2)       $  186.42

INVESTools, Inc. 1994 and 1999 Stock Option Plans         14,491 shares      $ 2.32(2)      $   33,619.12(2)       $    7.17

 ZiaSun Technologies, Inc. Amended 1999 Stock Option
   Plan                                                1,425,100 shares      $ 1.38(2)      $1,966,638   (2)       $  470.83

INVESTools Inc. 2001 Stock Option Plan                 6,000,000 shares      $ 1.15(3)      $6,900,000   (3)       $1,649.10

Total                                                                                                              $3,972.18
-------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the plans referred to herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of INVESTools Inc.

(2) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the aggregate exercise price on the options outstanding.

(3) Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the average of the bid and asked price of common stock of INVESTools Inc. on December 10, 2001, as reported on the OTC Bulletin Board.
===============================================================================

                                    PART I

Item 1. PLAN INFORMATION

         Not required to be filed with this Registration Statement.

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed with this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         INVESTools Inc. hereby incorporates by reference into this Registration Statement its prospectus filed with the Securities and Exchange Commission on November 9, 2001 pursuant to Rule 424(b) of the Securities Act.

         INVESTools Inc.'s common stock is deemed registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12g-3(c) and (d) thereunder. A description of the common stock is included in its Registration Statement on Form S-4 (Registration No. 333-67454).

         All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         INVESTools is a Delaware Corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference also is made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred in connection therewith.

         Article VIII of the Amended and Restated Certificate of Incorporation and Article V of the Amended and Restated By-Laws of INVESTools Inc. provide that, except as provided under the Delaware General Corporation Law,
(i) directors of INVESTools Inc. shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, (ii) INVESTools Inc. shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of INVESTools Inc, or is or was serving at the request of INVESTools Inc. as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and (iii) INVESTools Inc. may purchase and maintain insurance on behalf of such persons.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8. EXHIBITS

Exhibit Number              Exhibit

       5.1        Opinion of Simpson Thacher & Bartlett

      23.1        Consent of Jones, Jensen & Company

      23.2        Consent of BDO Seidman, LLP

      23.3        Consent of Arthur Andersen LLP

      23.4        Consent of Hein & Associates LLP

      23.5        Consent of Simpson Thacher & Bartlett (contained in 5.1)

      99.1 Prospectus filed by INVESTools Inc. pursuant to Rule 424(b) of the Securities Act on November 9, 2001, incorporated herein by reference pursuant to Item 3(a) (Registration
                  No. 333-67454).

Item 9. UNDERTAKINGS.

         A. INVESTools Inc. hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by INVESTools Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; and (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. INVESTools Inc. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of INVESTools Inc.'s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of INVESTools Inc. pursuant to the foregoing provisions, or otherwise, INVESTools Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by INVESTools Inc. of expenses incurred or paid by a director, officer or controlling person of INVESTools Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, INVESTools Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, INVESTools Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of December, 2001.

                                                 INVESTOOLS INC.


                                                 By: /s/ Lee K. Barba
                                                     ------------------------
                                                     Lee K. Barba
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signatures                              Title
       ----------                              -----

/s/ Lee K. Barba                    Chief Executive Officer and Director
------------------------
    Lee K. Barba


/s/ Paul A. Helbling                Chief Financial Officer and Principal
------------------------            Accounting Officer
    Paul A. Helbling


                                    Chairman, Board of Directors
------------------------
    William D. Savoy


/s/ D. Scott Elder                  Director
------------------------
    D. Scott Elder


/s/ Ross W. Jardine                 Director
------------------------
    Ross W. Jardine


                                    Director
------------------------
    Hans von Meiss


/s/ Stephen C. Wood                 Director
------------------------
    Stephen C. Wood

                               INDEX TO EXHIBITS

     Exhibit
     Number             Description
    ---------   -------------------------------

       5.1      Opinion of Simpson Thacher & Bartlett

      23.1      Consent of Jones, Jensen & Company

      23.2      Consent of BDO Seidman, LLP

      23.3      Consent of Arthur Andersen LLP

      23.4      Consent of Hein & Associates LLP

      23.5      Consent of Simpson Thacher & Bartlett

      99.1 Prospectus filed by INVESTools Inc. pursuant to Rule 424(b) of the Securities Act on November 9, 2001, incorporated by reference pursuant to Item 3(a) (Reg. No. 333-67454).

                                                                 Exhibit 5.1



                                                            December 13, 2001


INVESTools Inc.
5959 Corporate Drive, Suite 2000
Houston, TX  770362

Ladies and Gentlemen:

     We have acted as counsel to INVESTools Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the issuance by the Company of an aggregate of 8,238,604 shares of Common Stock, par value $.01 per share (the "Shares"), in connection with the offerings described in the Registration Statement (the "Plans").

     We have examined the Registration Statement, the Plans and the Second Amended and Restated Agreement and Plan of Merger, dated as of September 25, 2001, by and among INVESTools Inc., ZiaSun Technologies, Inc., Telescan, Inc., ZiaSun Merger Sub, Inc. and Telescan Merger Sub, Inc. (the "Merger Agreement"). We have also examined the originals or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized, and when appropriate action has been taken by the Board of Directors of the Company and the Shares have been issued in accordance with the terms of the Merger Agreement and the Plans, the Shares will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.

                        Very truly yours,

                        /s/ Simpson Thacher & Bartlett

                        SIMPSON THACHER & BARTLETT

                                                                 Exhibit 23.1



                       [HJ & Associates, LLC Letterhead]



December 10, 2001

ZiaSun Technologies, Inc.
Board of Directors
462 Stevens Avenue, Suite 106
Solana Beach, CA 92075

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference of our report dated March 25, 2000, for Ziasun Technologies, Inc. in the S-8 Registration Statement of INVESTools Inc.



/s/ HJ & Associates, LLC
HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants

                                                              Exhibit 23.2



                          CONSENT OF BDO SEIDMAN, LLP



ZiaSun Technologies, Inc.
Provo, Utah

The financial statements incorporated by reference in this Form S-8 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.




/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP
Los Angeles, California
December 10, 2001

                                                              Exhibit 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 2001, (except with respect to the matters discussed in Note 16, as to which the date is September 25, 2001) for the year ended December 31, 2000 included in the Company's Form S-4 Registration Statement File No. 333-67454, and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP

Houston, Texas
December 7, 2001

                                                                Exhibit 23.4



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of INVESTools Inc. on Form S-8 of our reports dated February 25, 2000 on Telescan, Inc., included in Registration No. 333-67454 on Form S-4 dated November 5, 2001.





/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
December 7, 2001